UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2021

Commission File Number 1-13610

CIM COMMERCIAL TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	75-6446078
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

17950 Preston Road, Suite 600,
Dallas, TX 75252	(972) 349-3200
(Address of principal executive offices)	(Registrant’s telephone number)

NONE

(Former name former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	CMCT	Nasdaq Global Market
Common Stock, $0.001 Par Value	CMCT-L	Tel Aviv Stock Exchange
Series L Preferred Stock, $0.001 Par Value	CMCTP	Nasdaq Global Market
Series L Preferred Stock, $0.001 Par Value	CMCTP	Tel Aviv Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

A copy of the Company’s Q1 2021 Investor Presentation is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference herein. Additionally, the Company has posted a copy of the presentation on its Shareholder Relations page at http://shareholders.cimcommercial.com/.

The information in this Item 7.01 and Exhibit 99.1 are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01. Other Events

On June 1, 2021, the Company announced its intent to conduct a rights offering pursuant to which the Company will distribute non-transferable subscription rights (“Subscription Rights”) to purchase shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) to holders of record of Common Stock as of 4:00 p.m., New York Time, on June 11, 2021 (the “Record Date”).

Upon commencement of the rights offering, each holder of record of Common Stock as of the Record Date will receive one Subscription Right for each share of Common Stock held of record by such holder as of the Record Date. Each Subscription Right will entitle its holder, subject to certain limitations and conditions, to purchase one share of Common Stock at a subscription price of $9.25 per share. Holders of Subscription Rights that exercise in full such basic subscription rights will be entitled, subject to certain limitations and conditions, to over subscribe for additional shares of Common Stock that remain unsubscribed for in the rights offering as a result of any unexercised basic subscription rights. The exercise of the Subscription Rights will be subject to proration and the stock ownership limitations set forth in the charter of the Company, in each case as will be described in the prospectus in respect of the rights offering. The rights offering is expected to expire at 4:00 p.m., New York Time, June 23, 2021, unless extended by the Company. Assuming the rights offering is fully subscribed, the Company is expected to receive aggregate gross proceeds of approximately $137.3 million.

The rights offering will be made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333 233255) that was previously filed with the Securities and Exchange Commission (the “SEC”) and became effective on November 27, 2019. The rights offering will only be made by means of a prospectus. On June 1, 2021, the Company filed with the SEC in respect of the rights offering a preliminary prospectus supplement (the “Prospectus Supplement”) and the accompanying base prospectus. The Company may decide at any time prior to the filing of the final prospectus supplement (which is expected to be one business day prior to the record date) not move forward with the rights offering, in which case no Subscription Rights will be distributed to holders of Common Stock.

On June 1, 2021, the Company issued a press release to announce the rights offering, a copy of which is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company or any of its subsidiaries, nor shall there be any offer, solicitation or sale of any securities of the Company or any of its subsidiaries in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of such state or jurisdiction.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the potential rights offering, including statements containing the words “will,” “expect,” and words of similar import. There can be no assurance that the potential rights offering will be commenced or, if commenced, will be consummated on the terms described above. For a further list and description of the risks and uncertainties inherent in forward-looking statements, see the Annual Report on Form 10-K (as amended) filed by the Company in respect of the fiscal year ended December 31, 2020, and the Prospectus Supplement. Forward-looking statements are not guarantees of performance, results or future events and speak only as of the date such statements are made. The Company undertakes no obligation to publicly update or release any revisions to its forward-looking statements, whether to reflect new information, future events, changes in assumptions or circumstances or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Investor Presentation Q1 2021.
99.2	Press release, dated June 1, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIM COMMERCIAL TRUST CORPORATION

Dated: June 1, 2021	By:	/s/ David Thompson
David Thompson
Chief Executive Officer